UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009 (May 11, 2009)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

During the period between January 1, 2009 and April 20, 2009, Dividend Capital Total Realty Trust Inc. acquired the following real properties for which financial statements and additional information is being provided under Item 9.01 of this Form 8-K is included below (amounts in thousands):

Property	Market	Date of Acquisition	Total Investment Amount	Net Rentable Square Feet	Occupancy
Connecticut Avenue Office Center	Washington DC	3/10/2009	$63,600	126	98%
Greater DC Retail Center	Washington DC	4/6/2009	65,000	233	100%

			$128,600	359	99%

As used herein, “the Company,” “we,” “our” and “us” refer to Dividend Capital Total Realty Trust Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
99.1	Financial Statement of Real Estate Property Acquired-Connecticut Avenue Office Center
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2008

99.2	Financial Statement of Real Estate Property Acquired-Greater DC Retail Center
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2008

99.3	Unaudited Pro Forma Financial Information:
Pro Forma Information (Unaudited)
Pro Forma Consolidated Balance Sheet as of December 31, 2008 (Unaudited)
Notes to Pro Forma Consolidated Balance Sheet (Unaudited)
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2008 (Unaudited)
Notes to Pro Forma Consolidated Statement of Operations (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
May 11, 2009
	By:	/s/ M. Kirk Scott
M. Kirk Scott Chief Financial Officer